                                                                    Exhibit 99.2

                                  GBC BANCORP

                      1999 EMPLOYEE STOCK INCENTIVE PLAN

                       INCENTIVE STOCK OPTION AGREEMENT
                       --------------------------------

          This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between GBC Bancorp, a California corporation (the "Company"), and the person named below ("Employee").

          WHEREAS, Employee is an employee of the Company or one or more of its subsidiaries; and

          WHEREAS, pursuant to the Company's 1999 Employee Stock Incentive Plan (the "Plan"), the Board of Directors of the Company, or the committee of the Board of Directors administering the Plan (the "Committee"), has approved the grant to Employee of an option to purchase shares of the common stock of the Company (the "Common Stock"), on the terms and conditions set forth herein; and

          WHEREAS, the amount of compensation the recipient of the Option (as defined below) could receive hereunder is based solely on an increase in the value of the stock of the Company after the date of the grant;

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

          1.   Grant of Option; Certain Terms and Conditions. The Company hereby
               ---------------------------------------------
grants to Employee, and Employee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 p.m., California time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). On each anniversary of the Date of Grant, the Option shall become exercisable to purchase, and shall vest with respect to, that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate indicated below.

          Employee:                     _____________________

          Date of Grant:                _____________________

          Number of shares purchasable: _____________________

          Exercise Price per share:     _____________________

          Expiration Date:              _____________________

          Annual Vesting Rate:          ____________________%

The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option"), and consequently:

               (i) the Expiration Date shall not be more than ten years after the Date of Grant and the Exercise Price per share shall not be less than the Fair Market Value (as defined below) per share on the Date of Grant; provided, however, that if, on the Date of Grant, Employee owns (after application of the family and other attribution rules of Section 425(d) of the Internal Revenue Code of 1986, as amended) more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, then the Expiration Date shall not be more than five years after the Date of Grant and the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and

               (ii) the aggregate Fair Market Value (determined as of the date such options are granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by Employee during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

          2.   Acceleration and Termination of Option.
               --------------------------------------

          (a)  Termination of Employment.

               (i) Termination  Within One Year  After  Change of  Control. In
                   -------------------------------------------------------
     the event that Employee shall cease to be an employee of the Company or any of its subsidiaries (such event shall be referred to herein as the "Termination" of Employee's "Employment") for any reason, or for no reason (other than if Employee's Employment is Terminated as the result of malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith or conviction of a felony), within one year after a Change of Control (as hereinafter defined), then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall fully vest on such date and (B) the Option shall terminate upon the earlier of the Expiration Date or three months after the date of such Termination of Employment. "Change of Control" shall mean the first to occur of the following events:

               (A) any date upon which the directors of the Company who were last nominated by the Board of Directors (the "Board") for election as directors cease to constitute a majority of the directors of the Company;

               (B) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 50% or more of the voting power of the Company (a "50% Stockholder"); provided, however, that the
                                                --------- -------
          terms "person" and "entity," as used in this clause (B), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, or (4) any person or entity who was a 50% Stockholder on the date of adoption of the Plan by the Board; or

               (C) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property or a different kind of securities; provided, however, that a Change of Control shall not be deemed to
          --------  -------
          occur if, as a result of such reorganization, merger or consolidation of the Company, the securities of any class then subject to the Option (the "Option Securities") are exchanged for or converted into securities that represent the same beneficial ownership of the Company and possess the same voting, liquidation and other rights to which the Option Securities were entitled immediately prior to such reorganization, merger or consolidation.

               (ii)    Retirement. If Employee's Employment is Terminated by
                       ----------
     reason of Employee's retirement in accordance with the Company's then current retirement policy ("Retirement"), and a Change of Control shall not have occurred within one year prior thereto, then (A) the portion of the Option that has not vested on or prior to the date of such Retirement shall terminate on such date and (B) the remaining vested portion of the Option shall terminate on the earlier of the Expiration Date or the date three (3) months after the date of such Termination of Employment.

               (iii)  Death or Permanent Disability.  If Employee's
                      -----------------------------
     Employment is Terminated by reason of the death or Permanent Disability (as hereinafter defined) of Employee, and a Change of Control shall not have occurred within one year prior thereto, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Termination of Employment. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Committee in such form and manner, and at such times, as the Committee may require. Any determination by the Committee that Employee does or does not have a Permanent Disability shall be final and binding upon the Company and Employee.

               (iv)   Cause. If Employee's Employment is Terminated for "Cause"
                      -----
     (as hereinafter defined), and a Change of Control shall not have occurred within one year prior thereto, then the Option shall terminate upon the date of such Termination of Employment, unless such termination is waived by the Committee. "Cause" shall include malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony or any conduct detrimental to the interests of the Company or any of its subsidiaries, and the determination of the Committee with respect thereto shall be final and conclusive.

               (v)    Other Termination. If Employee's Employment is Terminated
                      -----------------
     for no reason, or for any reason other than Retirement, death, Permanent Disability or Cause, and a Change of Control shall not have occurred within one year prior thereto, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate on the earlier of the Expiration Date or the date three (3) months after the date of such Termination of Employment.

               (b) Death Following Termination of Employment. Notwithstanding anything to the contrary contained in this Agreement, if Employee shall die at any time after the Termination of his or her Employment and prior to the Expiration Date, then (i) the portion of the Option that has not vested on or prior to the date of such death shall terminate on such date and (ii) the remaining vested portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

               (c) Other Events Causing Acceleration of Option. The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

               (d) Other Events Causing Termination of Option. Notwithstanding anything to the contrary contained in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board and the shareholders of the Company:

                    (i)  the dissolution or liquidation of the Company; or

                    (ii) a sale of substantially all of the property and assets of the Company.

               3.   Adjustments. In the event that the outstanding securities of
                    -----------
the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(d) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the
                        --------  -------
Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

               4.   Exercise.
                    ---------

               (a) The Option shall be exercisable during Employee's lifetime only by Employee or by his or her guardian or legal representative, and after Employee's death only by the person or entity entitled to do so under Employee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that
                                                  -------- --------
payment of such aggregate Exercise Price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined below) thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock, or (ii) the Employee authorizing a third party to sell a portion of the Purchased Shares and remitting to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

               (b) The "Fair Market Value" of a Common Share on any date (the "Determination Date") shall be equal to the closing price per Common Share on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares selected by the Board.


          5.   Payment of Withholding Taxes. If the Company becomes obligated to
               ----------------------------
withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Employee shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check payable to the Company. At the election of Employee and subject to such rules as the Company may establish, such withholding obligations may be satisfied through the surrender of Common Shares which Employee already owns or to which Employee otherwise is entitled under the Plan.

          6.   Notices. All notices and other communications required or
               -------
permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 800 West 6th Street, Los Angeles, California 90017, Attention: Chief Executive Officer, or to Employee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.


          7.   Stock Exchange Requirements; Applicable Laws. Notwithstanding
               --------------------------------------------
anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (i) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (ii) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

          8.   Transferability. Neither the Option nor any interest therein may
               ---------------
be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

          9.   Plan. The Option is granted pursuant to the Plan, as in
               ----
effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that
                                                        --------  -------
no such amendment shall deprive Employee, without his or her consent, of the Option or of any of Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Employee or any other person or entity then entitled to exercise the Option.


     10.  Shareholder Rights. No person or entity shall be entitled to vote,
          ------------------
receive dividends or be deemed for any purpose the holder of any Option Shares until the

Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

          11.  Employment or Contract Rights. No provision of this Agreement or
               ------------------------------
of the Option granted hereunder shall (i) confer upon Employee any right to continue in the employ of or contract with the Company or any of its subsidiaries, (ii) affect the right of the Company and each of its subsidiaries to terminate the employment or contract of Employee, with or without cause, or
(iii) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Employee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment or contract of Employee at any time and for any reason, or for no reason, unless Employee and the Company or such subsidiary are parties to a written employment or independent contractor agreement that expressly provides otherwise.


          12.  Governing Law. This Agreement and the Option granted hereunder
               -------------
shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

          IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the Date of Grant.


                                             GBC BANCORP


                                             By _______________________________
                                                Authorized Representative

                                             EMPLOYEE


                                             __________________________________
                                             Signature

                                             __________________________________
                                             Printed Name

                                             __________________________________
                                             Street Address

                                             __________________________________
                                             City, State and Zip Code

                                             __________________________________
                                             Social Security Number